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                                                         Exhibit (10)(a)(7)
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                         THE BEAR STEARNS COMPANIES INC.
                     AMENDMENT TO CAPITAL ACCUMULATION PLAN


          RESOLVED, that Section 6.6 of the Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors as amended and restated as of July 1, 1993 (the "CAP Plan") be, and hereby is, amended by adding the following sentence at the end hereof:

                    If shares of Common Stock are distributed
               pursuant to Sections 6.1, 6.2(a), 6.2(b) or the first sentence of 6.2(c)(iii) to any Participant after the record date for any cash dividend occurring after the Termination Date with respect to which such shares are distributed or, in the cases of Sections 6.2(a) or 6.2(b), after the end of the Fiscal Year in which the death or Disability of a Participant occurs, then such Participant (or his estate or Beneficiary) shall be entitled to receive from the Company an amount of cash equal to the cash dividends per share payable to holders of record on such record date multiplied by the number of shares of Common Stock so distributed to such Participant after such record date.

          RESOLVED, that Section 5.11 of the CAP Plan be, and hereby is, amended in its entirety to read as follows:

                    5.11  Certification of the Board Committee.
                          ------------------------------------
               As a condition to the right of any Participant to receive any shares payable in respect of CAP Units credited to such Participant's Capital Accumulation Account or cash in respect of such Participant's Cash Account, in respect of fractional CAP Units credited to such Participant's Capital Accumulation Account or payable pursuant to Section 6.6, prior to the time CAP Units or cash is credited to the appropriate Accounts of such Participant or a Participant receives cash pursuant to Section 6.6, the Board Committee shall be required to certify, by resolution of the Board Committee or other appropriate action, that the amounts to which such Participant is entitled have been
























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               accurately determined in accordance with the provisions of the Plan.

          RESOLVED, that the last sentence of the definition of "Enrollment Period" in Section 2.1 of the CAP Plan be, and hereby is, amended by adding the phrase "more than 90 days" after the word "extend".

          RESOLVED, that the foregoing amendments to the CAP Plan are effective as of July 1, 1994, except the amendment to Section 5.11 which is effective October 26, 1994; provided, however, that the foregoing amendments to Section 5.11 and 6.6 of the CAP Plan insofar as they relate to distributions after October 25, 1994 are subject to stockholder approval at the 1994 Annual Meeting of Stockholders of the Corporation.